                                                                     EXHIBIT 3.2
                                                         Effective March 9, 2000


                                    RESTATED
                                     BY-LAWS
                                       OF
                            FSI INTERNATIONAL, INC.


                                  SHAREHOLDERS

              Section 1.01 Place of Meetings. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

              Section 1.02 Annual Meeting. An annual meeting of the shareholders shall be held at such time and on such date as determined by the Board of Directors. At each annual meeting the shareholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

              Section 1.03 Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting.

              Section 1.04 Meetings Held Upon Shareholder Demand. Within 30 days of receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or annual meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.



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              Section 1.05 Adjournments. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting.

              Section 1.06 Notice of Meetings. Except as otherwise specified in
Section 1.05 or required by law, written notice of each meeting of the shareholders, stating the date, time and place, and in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

              Section 1.07 Waiver of Notice. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

              Section 1.08 Quorum; Acts of Shareholders. The holders of a majority of the voting power of the shares entitled to vote at a shareholders meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a duly held meeting of shareholders.

              Section 1.09 Voting Rights. Subdivision 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.



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              Subdivision 2. The Board (or an officer of the Corporation, if authorized by the Board) may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

              Section 1.10 Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. In addition, a shareholder may cast or authorize the written appointment by telegram, cablegram, or other means of electronic transmission (including telephonic transmission), whether or not accompanied by written instructions of the shareholder. The electronic transmission must set forth or be submitted with information from which it can be determined that the appointment was authorized by the shareholder. Any copy, facsimile telecommunication, or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

              Section 1.11 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

              Section 1.12 Advance Notice of Shareholder Proposals. Subdivision
1. As provided in Section 1.06, the business conducted at any special meeting of shareholders of the Corporation shall be limited to the purposes stated in the notice of the special meeting. At any regular meeting of shareholders of the Corporation, only such business (other than the nomination and election of directors, which shall be subject to the Corporation's Articles of Incorporation) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section.

              Subdivision 2. Timing of Notice. For such business to be properly brought before any regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received



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not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. To be timely, a shareholder's notice of any such business to be conducted at a regular meeting other than an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before such regular meeting or, if later, within 10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as required above.

              Subdivision 3. Content of Notice. A shareholder's notice to the Corporation shall set forth as to each matter the shareholder proposes to bring before the regular meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class or series (if any) and number of shares of the Corporation that are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business, and
(e) a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

              Subdivision 4. Consequences of Failure to Give Timely Notice. Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any regular meeting except in accordance with the procedures set forth in this Section. The officer of the Corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section and, if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these By-Laws.

              Subdivision 5. Public Announcement. For purposes of this Section, "public announcement" means disclosure (a) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (b) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (c) when mailed as the notice of the meeting pursuant to Section 1.06.

              Subdivision 6. Compliance with Law. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.



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                                    DIRECTORS

              Section 2.01 Place of Meetings. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board or by the Chairman of the Board.

              Section 2.02 Notice of


Meetings. A meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than one nor more than 30 days' notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting.

              Section 2.03 Waiver of Notice; Previously Scheduled Meetings. Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

              Subdivision 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which the adjournment is taken of the date, time and place at which the meeting will be reconvened.

              Section 2.04 Quorum; Acts of Board. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.




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              Section 2.05 Electronic Communications. A conference among directors by any means of communication through which directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. A director may participate in a Board meeting not described in the immediately preceding sentence by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by any means referred to in this Section 2.05 constitutes presence in person at the meeting.

              Section 2.06 Absent Directors. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

              Section 2.07 Action Without a Meeting. An action required or permitted to be taken at a Board meeting, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date.

              Section 2.08 Committees. Subdivision 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in
Section 2.09.

              Subdivision 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

              Subdivision 3. Section 2.01 and Sections 2.02to 2.07 hereof shall apply to committees and members of committees to the same extent as those Sections apply to the Board and directors.

              Subdivision 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.



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              Section 2.09 Committee of Disinterested Persons. Pursuant to the
procedure set forth in Section 2.08 the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations to the Board.

              Section 2.10 Compensation. The Board may fix the compensation, if any, of directors.


                                    OFFICERS

              Section 3.01 Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

              Section 3.02 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these By-Laws or the Board to some other officer and agent of the Corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned by the Board.



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              Section 3.03 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

              Section 3.04 Chairman of the Board. Unless otherwise determined by the Board, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. If an officer other than the Chairman of the Board is designated Chief Executive Officer, the Chairman of the Board shall perform such duties as may from time to time be assigned by the Board.

              Section 3.05 President. The President shall perform such duties as may from time to time be assigned by the Board.

              Section 3.06 Vice Presidents. Any one or more of the Vice Presidents may be designated by the Board as an Executive or Senior Vice President, and each Vice President shall have such authority and perform such duties as the Board may from time to time determine.

              Section 3.07 Secretary. The Secretary(or any Assistant Secretary), unless otherwise determined by the Board, shall attend all meetings of the shareholders and all meetings of the Board of Directors, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-Laws, the Chairman, Chief Executive Officer or Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors.

              Section 3.08 Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board.

              Section 3.09 Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.



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              Section 3.10 Term. Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

              Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

              Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

              Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer, shall be filled for the unexpired portion of the term of the Board.

              Section 3.11 Salaries. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors, by a duly authorized committee thereof, or by the Chief Executive Officer if authorized by the Board.


                                 INDEMNIFICATION

              Section 4.01 Indemnification. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statues, Section 302A.521, as amended from time to time(including by any successor provisions thereto), or as required or permitted by other provisions of law. To the extent permitted by applicable law, a person successfully petitioning a court for indemnification or advancement of expenses pursuant to Minnesota Statutes, Section 302A.521, Subd. 6(a)(5) (or any amended or successor provisions thereto), shall be indemnified by the Corporation for his or her attorneys' fees and disbursements incurred in connection with such court proceedings.

              Section 4.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.



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                                     SHARES

              Section 5.01 Certificated and Uncertificated Shares. Subdivision
1. The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

              Subdivision 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the Chairman of the Board, the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

              Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

              Subdivision 4. A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

              Section 5.02 Declaration of Dividends and Other Distributions. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

              Section 5.03 Transfer of Shares. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by the holder's attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.



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              Section 5.04 Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment or any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

              Section 5.05 Option Repricing. Neither the Board of Directors nor any committee thereof shall cause the Corporation to reprice any options to purchase the Corporation's stock which at the time of repricing are already issued and outstanding without the prior approval of the shareholders of the Corporation.


                                  MISCELLANEOUS

              Section 6.01 Execution of Instruments. Subdivision 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the Chairman of the Board, the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

              Subdivision 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

              Section 6.02 Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

              Section 6.03 Corporate Seal. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

                           "Corporate Seal Minnesota."

              Section 6.04 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.



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